Exhibit 23

[DELOITTE  & TOUCHE LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73202, 333-40289 and 333-105632 on Form S-8 of The Savings and Profit Sharing Fund of Allstate Employees (the “Fund”) and The Allstate Corporation of our report dated June 17, 2005 appearing in the Fund’s Annual Report on Form 11-K for the year ended December 31, 2004.

/s/DELOITTE & TOUCHE LLP

June 24, 2005
Chicago, Illinois